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                                                                  Exhibit 99.4

                                 BRUKER AXS INC.
                               FORM OF PROXY CARD

                         Special Meeting of Stockholders
                                  June 27, 2003

The undersigned hereby appoints Frank Laukien and Martin Haase, or either of them, with power of substitution, Proxies to vote at the Bruker AXS Inc. Special Meeting of Stockholders on June 27, 2003, and any adjournments or postponements thereof, all shares of common stock of Bruker AXS Inc. that the undersigned is entitled to vote at such meeting on matters which may come before the Special Meeting in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

|X|    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 4, 2003, by and between Bruker Daltonics Inc. and Bruker AXS. In the merger contemplated by the merger agreement:

         o Bruker AXS will merge with and into Bruker Daltonics, with Bruker Daltonics surviving the merger; and

         o each outstanding share of Bruker AXS common stock will be converted into the right to receive, at the election of the holder thereof, either (i) 0.63 of a share of Bruker Daltonics common stock or (ii) consideration of equivalent value, payable 75% in Bruker Daltonics common stock and 25% in cash, which cash portion will be calculated by multiplying the exchange ratio in the merger, 0.63, by the average closing price for Bruker Daltonics common stock for twenty trading days randomly selected from the thirty-day period ending three business days prior to the completion of the merger, as more fully described in the merger agreement.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

I plan to attend in person        | |  Mark box at right if comments or address
I do not plan to attend in person | |  change have been noted on the reverse
                                       side of this card

HAS YOUR ADDRESS CHANGED?         | |  DO YOU HAVE COMMENTS?                | |

_____________________________________  ________________________________________

_____________________________________  ________________________________________

_____________________________________  ________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BRUKER AXS BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS AS SET FORTH IN THE JOINT PROXY
STATEMENT/PROSPECTUS.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date: __________, 2003


_________________________________
Stockholder sign here